WELD ASIA ASSOCIATES
(AF2026)

(Registered with Malaysia MIA)

No. 232, 2nd Floor, Block A, Lobby 7, Damansara Intan

No. 1, Jalan SS20/27, 47400 Petaling Jaya

Selangor Darul Ehsan, Malaysia

T : (603) 7726 8992

E : info@weldaudit.com

December 21, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

RE: Agape ATP Corporation

Commission File No.: 333-220144

We have read the statements of Agape ATP Corporation pertaining to our firm included in Item 4.01 of the Form 8-K dated December 20, 2017 and are in agreement with the statements contained in that document pertaining to our firm.

Yours truly,

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES
Kuala Lumpur, Malaysia